     PDF provided as courtesy

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2011
 Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Delaware	001-347129	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

S&W Seed Company ("S&W" or the "Company") entered into a Credit Agreement (the "Credit Agreement") with Wells Fargo Bank, National Association (the "Lender") and related loan documents dated April 1, 2011.

The Credit Agreement provides the Company with a revolving credit facility of up to $5,000,000 that can be used for working capital requirements. Amounts outstanding under the revolving credit facility may be repaid and reborrowed through April 1, 2012, at which time all amounts outstanding become due and payable. There is no borrowing base under the terms of the Credit Agreement.

The loans comprising each borrowing bear interest at a rate per annum equal to the daily one month LIBOR rate for the applicable interest period plus two percent. Interest is payable each month in arrears. In the event of a default, as defined in the Credit Agreement, the principal balance will thereafter bear interest at an increased rate per annum equal to four percent above the interest rate that would otherwise have been in effect from time to time under the terms of the credit facility.

Under the Credit Agreement, the Company also will pay the Lender certain fees, including, without limitation, a fee of 0.5% of the unused portion of the credit facility, calculated quarterly.

The loan is secured by all of the Company's existing and after-acquired goods, tools, machinery, furnishings, furniture and other equipment. The Company has also granted the Lender a continuing security interest in all existing and after-acquired "Rights to Payment" and "Inventory," both as defined in the Continuing Security Agreement - Rights to Payment and Inventory.

The Credit Agreement contains customary representations and warranties, and affirmative and negative covenants, including but not limited to, minimum working capital and tangible net worth and quick ratio affirmative covenants and limitations on liens and certain additional indebtedness, guarantees and certain merger, consolidation or transfer of asset transactions, among others. The Credit Agreement includes customary events of default that permit the Lender to accelerate the Company's outstanding obligations, including but not limited to nonpayment of principal, interest, fees or other amounts, violation of covenants, failure to make any payments when due with respect to certain other debt or certain failures to comply with the terms of such other debt, entry of certain judgments, inaccuracy of representations and warranties, upon the occurrence of bankruptcy and other insolvency events and certain events relating to a dissolution or liquidation of the Company, if there exists or occurs any event or condition that the Lender believes in good faith impairs or is substantially likely to impair the prospect of payment or performance or if there is a change of control aggregating 25% or more.

The Company has not yet drawn down on the newly-available line of credit.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement and ancillary documents, copies of which are filed as Exhibits 10.1 through 10.4 to this Form 8-K and are incorporated herein by this reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 8.01.    Other Events

On March 31, 2011, the Company issued a press release entitled "Wells Fargo Extends $5 Million Credit Line to S&W Seed." The text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits
Exhibit	Description
10.1	Credit Agreement between the Registrant and Wells Fargo Bank, National Association dated as of April 1, 2011
10.2	Revolving Line of Credit Promissory Note dated as of April 1, 2011
10.3	Security Agreement - Equipment between the Registrant and Wells Fargo Bank, National Association dated as of April 1, 2011
10.4	Continuing Security Agreement - Rights to Payment and Inventory between the Registrant and Wells Fargo Bank, National Association dated as of April 1, 2011
99.1	Press Release of S&W Seed Company dated March 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Vice President Finance and Chief Financial Officer

Date: April 1, 2011

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INDEX TO EXHIBITS

Exhibit	Description
10.1*	Credit Agreement between the Registrant and Wells Fargo Bank, National Association dated as of April 1, 2011
10.2*	Revolving Line of Credit Promissory Note dated as of April 1, 2011
10.3*	Security Agreement - Equipment between the Registrant and Wells Fargo Bank, National Association dated as of April 1, 2011
10.4*	Continuing Security Agreement - Rights to Payment and Inventory between the Registrant and Wells Fargo Bank, National Association dated as of April 1, 2011
99.1*	Press Release of S&W Seed Company dated March 31, 2011

*    Also provided in PDF format as a courtesy.

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